As filed with the Securities and Exchange Commission on January 27, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
Sunrise Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL 33401
(561) 530-3315
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brian Sedrish
Sunrise Realty Trust, Inc.
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL 33401
(561) 530-3315
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

C. Brophy Christensen, Esq. Jeeho M. Lee, Esq. O’Melveny & Myers LLP 1301 Avenue of the Americas New York, New York 10019 (212) 326-2000	Joseph A. Herz, Esq. Brian N. Wheaton, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017 (212) 801-9200
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-284367
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
Sunrise Realty Trust, Inc., a Maryland corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of common stock, $0.01 par value per share (the “Common Stock”), of the Registrant. This Registration Statement relates to the Registrant’s Registration Statement on Form S-11 (File No. 333-284367) (the “Prior Registration Statement”), initially filed by the Registrant on January 21, 2025 and declared effective by the Commission on January 27, 2025. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.
This Registration Statement is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 287,500 shares of Common Stock, which includes 37,500 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The shares of Common Stock that are being registered for sale hereby are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement.
The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II
Information Not Required in Prospectus
Item 36.     Exhibits
The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-11 (File No. 333-284367) are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit No.	Description of Exhibits
5.1	Opinion of Venable LLP.
8.1	Opinion of O’Melveny & Myers LLP with respect to tax matters.
23.1	Consent of CohnReznick LLP, independent registered public accounting firm.
23.2	Consent of Venable LLP (included in Exhibit 5.1).
23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1).
24.1*	Power of Attorney.
107	Filing Fee Table.
___________________________
*Previously filed on the signature page to the Registrant’s Registration Statement on Form S-11 (File No. 333-284367) filed with the Securities and Exchange Commission on January 21, 2025 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on January 27, 2025.

SUNRISE REALTY TRUST, INC.

By:	/s/ Brian Sedrish
Name: Brian Sedrish
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Sedrish	Chief Executive Officer and Director	January 27, 2025
Brian Sedrish	(Principal Executive Officer)

/s/ Brandon Hetzel	Chief Financial Officer and Treasurer	January 27, 2025
Brandon Hetzel	(Principal Financial Officer and Principal Accounting Officer)

*	Executive Chairman, Director	January 27, 2025
Leonard M. Tannenbaum

*	Director	January 27, 2025
Alexander Frank

*	Director	January 27, 2025
Jodi Hanson Bond

*	Director	January 27, 2025
James Fagan

*By:	/s/ Brandon Hetzel
Brandon Hetzel
Attorney-in-Fact